Exhibit 99.2

News release for immediate release

Horace Mann	Medical Mutual of Ohio
Investor Contact: Rachael Luber Vice President, Investor Relations 217.788.5163 investorrelations@horacemann.com	Media Contact: Jonathon Fauvie Manager, Content, Communications and Public Affairs jonathon.fauvie@medmutual.com
Media Contact: David Goldberg Assistant Vice President, Enterprise Communications 617.435.5776 david.goldberg@horacemann.com
Horace Mann Strengthens Customer Relationships and Accelerates Long-Term Growth Through Transactions with Medical Mutual of Ohio
Enhancing employer solutions, expanding distribution capabilities, and broadening customer reach

SPRINGFIELD, Ill., and CLEVELAND, Ohio, July 21, 2026 – Horace Mann Educators Corporation (NYSE: HMN) and Medical Mutual of Ohio today announced they have entered into two separate agreements under which Horace Mann will acquire the employee assistance provider Employee Services, LLC (ESI) through the acquisition of ESI membership interests, and separately, will acquire an individual supplemental platform through the acquisition of all outstanding capital stock of Reserve National Insurance Company (RNIC) and reinsure MedMutual Life Insurance Company’s group life and disability business while Medical Mutual of Ohio will retain the legal insurance entity.
Together, these established businesses bring deep expertise, strong customer relationships and complementary capabilities to Horace Mann. These transactions add nearly $200 million in annual revenue, serve more than one million covered lives across approximately 7,000 employer relationships, and add over 1,000 agents and brokers, significantly expanding Horace Mann’s customer reach and distribution capabilities.
The transactions are expected to be immediately accretive to Horace Mann’s core earnings per share and shareholder return on equity by strengthening the company's earnings profile through a combination of high-margin insurance businesses, recurring fee-based revenue and enhanced capital efficiency.
"Our strategy has always been centered on creating stronger customer relationships by providing meaningful solutions that meet our customer needs," said Marita Zuraitis, President and Chief Executive Officer of Horace Mann. "These businesses build on our long-term strategy by enhancing our employer value proposition, broadening our distribution capabilities and expanding customer relationships. They create more opportunities to serve educators and employers with a broader portfolio of solutions while extending our reach through complementary customer and distribution relationships."
"These transactions also reflect the disciplined approach we've consistently taken to capital allocation. We invest where we see the strongest opportunities to create long-term profitable growth while delivering attractive returns for shareholders. The differentiated capabilities, high-quality earnings, and exceptional people joining Horace Mann make these businesses both a natural strategic fit and an attractive financial investment."
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“This decision reflects our ongoing focus to align our portfolio with our long-term strategy,” said Tony Helton, President and Chief Executive Officer of Medical Mutual. “We will continue to focus our investment and leadership attention on our core businesses and deliver the highest value for our customers and the communities we serve. We are pleased to work with Horace Mann on an outcome that advances the objectives of both organizations and supports a smooth transition for customers, partners and team members while ensuring these businesses continue to thrive.”
Customers and business partners should not experience any disruption to service or ongoing support as a result of these transactions. Medical Mutual and Horace Mann are committed to ensuring a seamless transition and maintaining the high level of service stakeholders expect.
These transactions have a total net purchase price of approximately $240 million and will be financed through a combination of excess capital and borrowings under Horace Mann's existing revolving credit facility.
The ESI transaction is expected to close in the fourth quarter of 2026. The RNIC acquisition and the MedMutual Life Insurance Company group life and disability reinsurance transaction are expected to close in the first quarter of 2027. Each transaction remains subject to customary closing conditions. The acquisition of RNIC and the reinsurance business of MedMutual Life Insurance Company is also subject to regulatory approvals.
Advisors
Raymond James & Associates is acting as financial advisor to Horace Mann and Eversheds Sutherland (US) LLP is acting as legal counsel to Horace Mann. Squire Patton Boggs is acting as legal counsel for Medical Mutual of Ohio and Sherman & Company is acting as financial advisor.
Investor Conference Call/Webcast
Horace Mann will host a conference call to discuss the transactions on Wednesday, July 22, 2026 at 8:30 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE:HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit www.horacemann.com.
About Medical Mutual of Ohio
Founded in 1934, Medical Mutual is the oldest and one of the largest health insurance companies based in Ohio. The company provides peace of mind to more than 1.1 million Ohioans through high-quality health, dental and vision products. Medical Mutual offers fully insured and self-funded group coverage, including stop loss, as well as Medicare Advantage, Medicare Supplement and Individual plans. As a mutual company, Medical Mutual is owned by its members, not stockholders. The company focuses on products and services that help customers and communities live healthier through all stages of life. For more information, visit the MedMutual.com.
Safe Harbor Statement
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document.  Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except in accordance with the Securities Act of 1933, as amended, and other applicable law.

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